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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to incorporation by reference in the Registration Statement on Form S-8 (File No. 333-45949) of Pennsylvania Manufacturers Corporation of our report dated February 6, 1998, appearing on page 88 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page S-9 of this Form 10-K.


/s/ Coopers & Lybrand L.L.P.


One South Market Square
Harrisburg, Pennsylvania
March 15, 1998